UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Suite 120 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2022 by Sysorex, Inc. (the “Company”), on August 17, 2022, before taking a vote at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which Annual Meeting was previously adjourned on July 25, 2022, on any of the proposals presented in the Company’s definitive proxy statement on Schedule 14A, as filed by the Company with the SEC on June 15, 2022 (collectively, the “Corporate Actions”), the Annual Meeting was adjourned by Wayne Wasserberg, Chief Executive Officer and director of the Company, acting as Chairman of the Annual Meeting, to 10:00 a.m., Eastern time, on September 22, 2022.

Subsequently, on September 6, 2022, the Board of Directors (the “Board”) of the Company adopted a Voting Rights Plan (the “Plan”) pursuant to which the Board authorized and granted super voting rights (the “Voting Rights”) to certain shares of the Company’s common stock, $0.00001 par value (“Common Stock”), held by stockholders holding a minimum of 12,900,000 shares of Common Stock (each, a “Rights Stockholder”) as of the close of business on May 27, 2022, the record date for the Annual Meeting (the “Eligibility Record Date”). The Voting Rights will allow Rights Stockholders the ability to exercise additional voting rights with respect to their shares of Common Stock to which the Voting Rights are applied (the “Eligible Shares”).

The Plan was adopted by the Board pursuant to the authority in Nevada Revised Statutes (“NRS”) 78.195(5) and NRS 78.350(8), based upon the determination by the Board that the Plan is necessary to protect the interests of the Company and its stockholders. The Plan is of limited scope and purpose and is designed to facilitate the approval of the Corporate Actions at the Annual Meeting, including, but not limited to (i) approval of the amendment of the Articles to increase the total number of authorized shares of the Company’s capital stock from 510,000,000 shares to 3,010,000,000 shares, of which 3,000,000,000 shares will be designated as Common Stock and 10,000,000 shares will be designated as preferred stock (the “Authorized Share Increase”); (ii) approval of the amendment of the Articles to effect a reverse stock split of the Common Stock at a ratio of no less than 1-for-500 and no more than 1-for-1,000, with such ratio to be determined at the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and (iii) approval of the amendment of the Articles, which approval is contingent upon shareholder approval of and the occurrence of the Reverse Stock Split, to decrease the total number of authorized shares of capital stock from 3,010,000,000 (assuming that the Authorized Share Increase is approved by stockholders and implemented), to 510,000,000 shares, of which 500,000,000 shares will be designated as Common Stock and 10,000,000 shares will be designated as preferred stock (the “Decrease in Authorized Shares” and collectively with the Authorized Share Increase and the Reverse Stock Split, the “Articles Amendments”). The Board has determined that the Articles Amendments are critical to the Company’s continued operations. The Corporate Actions, including the Articles Amendments, have been submitted to the Company’s stockholders at the Annual Meeting.

Under the Plan, each Rights Stockholder will have the right to vote on the Corporate Actions at the Annual Meeting, with all other stockholders as a single class, the number of votes per share of Common Stock owned multiplied by 15 (the “Voting Factor”), where the resulting total number of votes for each Rights Stockholder, will be voted as follows:

(i)	The votes equal to the number of shares of Common Stock owned by the Rights Stockholder shall be voted as indicated by the Rights Stockholder on such Rights Stockholder’s proxy or ballot for the Annual Meeting; and

(ii)	The additional votes equal to the number of shares of Common Stock owned by the Rights Stockholder multiplied by the Voting Factor shall be voted, without any further action from such Rights Stockholder, in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted, as well as any broker non-votes) on each of the Corporate Actions at the Annual Meeting.

The Voting Factor may be amended in the sole discretion of the Board, where notice of any such amendment will be provided via a Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company.

To vote the Voting Rights, stockholders must be Rights Stockholders as of May 27, 2022, the record date for the Annual Meeting. The Company believes that it has identified all Rights Stockholders and has notified all such Rights Stockholders of their status as Rights Stockholders. If you believe that you are a Rights Stockholder and have not been notified by the Company of your status as a Rights Stockholder, please contact the Company immediately by writing to the Company at c/o Sysorex, Inc., 13880 Dulles Corner Lane, Suite 120, Herndon, VA 20171, Attn: Chief Executive Officer. Any such notification must be received no later than 5:00 p.m., Eastern time, on September 15, 2022. The Board will make the final determination of whether you are or are not a Rights Stockholder, which determination shall be final and binding on all parties.

If you are the registered holder of your securities, which means that your name appears in the Company’s records as a stockholder, the Company can verify your eligibility on its own. If, however, you are not a registered holder and you have not received notification from the Company of your status as a Rights Stockholder, the Company likely does not know that you are a stockholder, or how many shares you own. In this case, you must prove your eligibility to the Company in one of two ways:

(A)	The first way is to submit to the Company a written statement from the “record” holder of your securities (usually a broker or bank) verifying the number of shares of Common Stock you held as of May 27, 2022, the record date for the Annual Meeting, which amount must be at least 12,900,000 shares of Common Stock; or

(B)	The second way to prove ownership applies only if you were required to file, and filed, a Schedule 13D, Schedule 13G, Form 3, Form 4, and/or Form 5, or amendments to those documents or updated forms, demonstrating that you held, as of May 27, 2022, at least 12,900,000 shares of Common Stock. If you have filed one or more of these documents with the SEC, you may demonstrate your status as a Rights Stockholder by submitting to the Company a copy of the schedule(s) and/or form(s), and any subsequent amendments reporting a change in your ownership level. The Board has the sole and absolute discretion on determining the sufficiency of any notification received from a stockholder, where the determination by the Board to either accept or reject such notification will be final. Any such Rights Stockholder who fails to timely notify the Company of its status as a Rights Stockholder will forego the ability to exercise the Voting Rights, but will continue to be able to vote such stockholder’s shares of Common Stock on a one-for-one basis.

The Voting Rights and the Plan will automatically terminate upon the occurrence of, among other things: (i) the earlier of (a) the completion of the vote of the Company’s stockholders at the Annual Meeting as to the approval of the Corporate Actions; and (b) if the Corporate Actions are not all approved at the Annual Meeting, then December 31, 2022; or (ii) the termination of the Plan.

The foregoing is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, the reconvened Annual Meeting will be held virtually at the following link: https://meetnow.global/M6UYG4V at 10:00 a.m., Eastern time, on Thursday, September 22, 2022. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the Proposals for the Annual Meeting.

The Company encourages all stockholders as May 27, 2022 who have not yet voted, to do so.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting. The Company previously filed a definitive proxy statement with the Securities and Exchange Commission on June 15, 2022. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED ANNUAL MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001737372&owner=exclude.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the adjourned Annual Meeting. The Company has also engaged D.F. King & Co., Inc., a proxy solicitation firm, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of common stock, and to approve the Proposals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Voting Rights Plan dated September 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	SYSOREX, INC.

	By:	/s/ Wayne Wasserberg
	Name:	Wayne Wasserberg
	Title:	Chief Executive Officer

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